EXHIBIT 23.1

                        [Letterhead of Deloitte & Touche]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of Simware Inc. of our report dated May 27, 1999 on our audit of the consolidated financial statements of Simware Inc. which is included in the Annual Report on Form 20-F of Simware Inc. for the fiscal year ended April 30, 1999.


/s/ DELOITTE & TOUCHE

DELOITTE & TOUCHE

Chartered Accountants



Ottawa, Ontario

November 8, 1999